UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 16, 2007, Willdan Group, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the issuance on January 16, 2007 of a press release discussing its long-term business strategy and outlook for fiscal year 2007.  The information regarding the press release was erroneously listed under Item 8.01 information instead of under Item 7.01 on the Current Report on Form 8-K.  This amendment to the previously filed Current Report on Form 8-K corrects that mistake and discusses the use of Non-GAAP numbers in that press release.

Item 7.01.              Regulation FD Disclosure

On January 16, 2007, Willdan Group, Inc. issued a press release discussing its long-term business strategy and outlook for fiscal year 2007.  A copy of the press release was attached as Exhibit 99.1 to the Current Report on Form 8-K filed on January 16, 2007.

In the press release, Willdan Group, Inc. included information regarding cash and cash equivalents, total assets and total indebtedness at September 29, 2006, as adjusted for the initial public offering of common stock.  These measures are not a measure of performance calculated in accordance with U.S. generally accepted accounting principles, or GAAP.  Management of Willdan Group, Inc. considers these measures to be additional useful methods of evaluating the company’s results of operations.  Willdan Group, Inc. believes the adjusted numbers give investors a more accurate reflection of the company’s results of operations by including the proceeds received in the initial public offering completed in the fourth quarter of 2006.  These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP.

The table set forth below reconciles actual cash and cash equivalents, total assets and total indebtedness at September 29, 2006, calculated and presented in accordance with GAAP, to such measures as adjusted for the initial public offering of common stock:

	September 29, 2006
	Historical (unaudited)	As Adjusted (unaudited)
	(in thousands)
Cash and cash equivalents	$1,843	$12,393
Total assets	$37,793	$48,343
Total indebtedness	$1,028	$1,028

The as adjusted information presented in the table above gives effect to the offering of 2,000,000 shares of Willdan Group, Inc.  common stock by the company at an initial public offering price of $10.00 per share, less the underwriting discount and estimated offering expenses payable by the company, the application of $6.3 million of the net proceeds from the offering to make the estimated final distribution to the company’s stockholders as a result of the termination of its S Corporation status and the recognition of a net deferred tax liability of $2.2 million resulting from the termination of the company’s S Corporation status, as if each had occurred as of September 29, 2006.

The information in Item 7.01 of this Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Item 7.01 of this Form 8-K/A shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: January 18, 2007	By:	/s/Win Westfall
Win Westfall
Chief Executive Officer